UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Dillard’s Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DILLARD’S, INC.

PROXY STATEMENT

DILLARD’S, INC.

POST OFFICE BOX 486

LITTLE ROCK, ARKANSAS 72203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2008

PROXY STATEMENT

DILLARD’S, INC.

POST OFFICE BOX 486

LITTLE ROCK, ARKANSAS 72203

TO THE HOLDERS OF CLASS A AND	Little Rock, Arkansas
CLASS B COMMON STOCK:	April 22, 2008

Notice is hereby given that the annual meeting of Stockholders of Dillard’s, Inc., will be held at the Dillard’s, Inc. Corporate Office, 1600 Cantrell Road, Little Rock, Arkansas on Saturday, May 17, 2008, at 9:30 a.m. for the following purposes:

1.	To elect 12 Directors of the Company (four of whom are to be elected by Class A stockholders and eight of whom are to be elected by Class B stockholders).

2.	To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the independent public accountants of the Company for 2008.

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on March 31, 2008, will be entitled to notice of, and to vote at, the meeting. This Proxy Statement and the enclosed proxy are being first mailed to Dillard’s, Inc. shareholders on or about April 22, 2008.

Your participation in the meeting is earnestly solicited. If you do not expect to be present in person at the meeting, please sign, date, and fill in the enclosed Proxy and return it by mail in the enclosed envelope to which no postage need be affixed if mailed in the United States of America.

By Order of the Board of Directors

PAUL J. SCHROEDER, JR.

Vice President,

General Counsel,

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2008

The accompanying proxy statement and the 2007 Annual Report on Form 10-K are available at

http://investor.shareholder.com/dillards/annuals.cfm

DILLARD’S, INC.

POST OFFICE BOX 486

LITTLE ROCK, ARKANSAS 72203

Telephone (501) 376-5200

April 22, 2008

PROXY STATEMENT

The enclosed Proxy is solicited by and on behalf of the management of Dillard’s, Inc. (the “Company”), a Delaware corporation, for use at the annual meeting of stockholders to be held on Saturday, May 17, 2008, at 9:30 a.m. at the Dillard’s Corporate Office, 1600 Cantrell Road, Little Rock, Arkansas, or at any adjournment or adjournments thereof.

Any stockholder giving a Proxy has the power to revoke it, at any time before it is voted, by written revocation delivered to the Secretary of the Company. Proxies solicited herein will be voted in accordance with any directions contained therein, unless the Proxy is received in such form or at such time as to render it ineligible to vote, or unless properly revoked. If no choice is specified, the shares will be voted in accordance with the recommendations of the Board of Directors as described herein.

If matters of business other than those described in the Proxy properly come before the meeting, the persons named in the Proxy will vote in accordance with their best judgment on such matters. The Proxies solicited herein shall not confer any authority to vote at any meeting of stockholders other than the meeting to be held on May 17, 2008, or any adjournment or adjournments thereof.

The cost of soliciting Proxies will be borne by the Company. The Company will reimburse brokers, custodians, nominees and other fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners of shares. In addition to solicitation by mail, certain officers and employees of the Company may solicit Proxies by telephone, fax, email or other electronic means, or in person. These persons will receive no compensation other than their regular salaries. The Company has retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies. The fees of such firm are not expected to exceed $15,000.

OUTSTANDING STOCK; VOTING RIGHTS;

VOTE REQUIRED FOR APPROVAL

The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on March 31, 2008, will be entitled to notice of, and to vote at, the meeting. At that date, there were 71,249,160 shares of Class A Common Stock outstanding and 4,010,929 shares of Class B Common Stock outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of the record date is required to establish a quorum at the annual meeting.

If a quorum is established, each holder of Class A Common Stock and each holder of Class B Common Stock shall be entitled to one vote on the matters presented at the meeting for each share standing in his name except that the holders of Class A Common Stock are empowered as a class to elect one-third of the Directors and the holders of Class B Common Stock are empowered as a class to elect two-thirds of the Directors. Stockholders will not be allowed to vote for a greater number of nominees than those named in this proxy statement. Nominees for director of each class, to be elected, must receive the affirmative vote of a majority of the shares of that respective class outstanding and eligible to vote in the election. Cumulative voting for Directors is not permitted.

The vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and having voting power is required for ratification of the appointment of Deloitte & Touche LLP as Dillard’s independent auditors.

Under Delaware General Corporate Law, if shares are held by a broker that has indicated that it does not have discretionary authority to vote on a particular matter without instructions from you under the New York Stock Exchange listing standards (“broker non-votes”), those shares will not be considered as present and entitled to vote with respect to that matter, but such shares will be counted with respect to determining whether a quorum is present. Abstentions will not be counted as votes cast for election of directors and with respect to the ratification of the appointment of the independent public accountants, abstentions will have the effect of a vote against such proposals.

The last date for the acceptance of Proxies by management is the close of business on May 16, 2008, and no Proxy received after that date will be voted by management at the meeting.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth certain information regarding persons known to the Company to beneficially own five percent (5%) or more of a class of the Company’s outstanding voting securities as of the close of business on February 2, 2008.

Name and Address	Class	No. of Shares Owned		Percent Of Class (1)
Dillard’s, Inc. Retirement Trust 1600 Cantrell Road Little Rock, AR 72201	Class A	10,661,347	(2)	15.0%

Southeastern Capital Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, TN 38119	Class A	9,185,988	(2)	12.9%

Donald Smith & Co., Inc. 152 West 57th Street New York, NY 10019	Class A	7,616,350	(2)	10.7%

Och-Ziff Capital Management Group LLC 9 West 57th Street 39th Floor New York, NY 10019	Class A	4,043,053	(2)	5.7%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	Class A	3,711,809	(2)	5.2%

W.D. Company, Inc. (3) 1600 Cantrell Road Little Rock, Arkansas 72201	Class A Class B	41,496 3,985,776		0.1 99.4	% %

(1)	At February 2, 2008 there were a total of 71,155,347 shares of the Company’s Class A Common Stock and 4,010,929 shares of the Company’s Class B Common Stock outstanding.

(2)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

(3)	William Dillard, II, Chief Executive Officer of the Company, Alex Dillard, President, and Mike Dillard, Executive Vice President, are officers and directors of W.D. Company, Inc. and own 27.4%, 27.9% and 26.3%, respectively, of the outstanding voting stock of W.D. Company, Inc.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of Class A and Class B Common Stock of the Company beneficially owned by each director, each nominee, each of the executive officers named under “Executive Compensation” and the directors and executive officers, as a group, as of March 31, 2008:

	Class A Shares			Class B Shares
Name	Amount(1)		% of Class	Amount(1)		% of Class
Robert C. Connor	58,848	(2)	0.1%	—		*
Drue Corbusier	783,765	(3)	1.1%	—		*
Will D. Davis	55,677	(4)	0.1%	—		*
Alex Dillard (5)	1,995,489	(6)	2.8%	3,985,776	(6)	99.4%
Mike Dillard (5)	1,379,016	(6)	1.9%	3,985,776	(6)	99.4%
William Dillard, II (5)	1,766,627	(6)	2.4%	3,985,776	(6)	99.4%
James I. Freeman	669,163	(7)	0.9%	—		*
John Paul Hammerschmidt	51,820	(8)	0.1%	—		*
James A. Haslam, III	—		*	—		*
Peter R. Johnson	33,536	(9)	*	—		*
R. Brad Martin	47,500		0.1%	—		*
Frank R. Mori	—		*	—		*
Warren A. Stephens	141,536	(10)	0.2%	—		*
William H. Sutton	63,356	(11)	0.1%	—		*
J.C. Watts, Jr.	36,536	(12)	*	—		*
Nick White	—		*	—		*
All Nominees, Directors & Executive Officers as a Group (a total of 23 persons)	7,616,023	(13) (14)	10.1%	3,985,776	(13)	99.4%

* Denotes less than 0.1%

(1)	Based on information furnished by the respective individuals.

(2)	Includes nine shares owned by his wife. Robert C. Connor owns 29,120 shares of Class A Common Stock and has the right to acquire beneficial ownership of 29,719 shares pursuant to currently exercisable options granted under Company stock option plans.

(3)	Drue Corbusier owns 273,811 shares of Class A Common Stock, is a beneficiary of 6,029 shares held in trust, has the sole voting power with respect to 4,100 shares held in trust for a child, and has the right to acquire beneficial ownership of 499,825 shares pursuant to currently exercisable options granted under Company stock option plans. She owns 7.3% of the outstanding voting stock, of W.D. Company, Inc., but is not an officer or director. Therefore she is not deemed to have a beneficial interest in any Dillard’s, Inc. shares owned by W.D. Company, Inc.

(4)	Will D. Davis owns 25,958 shares of Class A Common Stock and has the right to acquire beneficial ownership of 29,719 shares pursuant to currently exercisable options granted under Company stock option plans.

(5)	William Dillard, II, Alex Dillard and Mike Dillard are directors and officers of W. D. Company, Inc. and own 27.4%, 27.9% and 26.3%, respectively, of the outstanding voting stock of such company.

(6)

Includes 41,496 shares of Class A Common Stock and 3,985,776 of Class B Common Stock owned by W. D. Company, Inc., in which shares William Dillard, II, Alex Dillard and Mike Dillard are each deemed to have a beneficial interest due to their respective relationships with W. D. Company, Inc. See “Principal Holders of Voting Securities.” William Dillard, II individually owns 807,532 shares of Class A Common Stock, is a beneficiary of 4,719 shares held in trust, and has the right to acquire beneficial ownership of 912,880 shares pursuant to currently exercisable options granted under Company stock option plans. Alex Dillard and his wife individually own 656,613 and 36,000 shares, respectively, of Class A Common Stock;

he has sole voting power with respect to 29,434 shares held in trust for two minor children, has shared voting power with respect to 321,229 shares held in trust and has the right to acquire beneficial ownership of 910,717 shares pursuant to currently exercisable options granted under Company stock option plans. Mike Dillard individually owns 456,677 shares of Class A Common Stock; his wife has sole voting power with respect to 610 shares held in trust for two minor children; he has sole voting power with respect to 54,705 shares held in trust for three minor children, has shared voting power with respect to 321,229 shares held in trust and has the right to acquire beneficial ownership of 504,299 shares pursuant to currently exercisable options granted under Company stock option plans.

(7)	James I. Freeman owns 198,242 shares of Class A Common Stock, has sole voting power with respect to 6,850 shares held in trust for a minor child, has sole voting power with respect to 34,933 shares held in a charitable trust and has the right to acquire beneficial ownership of 429,471 shares pursuant to currently exercisable options granted under Company stock option plans.

(8)	John Paul Hammerschmidt owns 14,943 shares of Class A Common Stock and has the right to acquire beneficial ownership of 36,877 shares pursuant to currently exercisable options granted under Company stock option plans.

(9)	Peter R. Johnson owns 8,536 shares of Class A Common Stock and has the right to acquire beneficial ownership of 25,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(10)	Warren A. Stephens owns 11,536 shares of Class A Common Stock in trust, controls 100,000 shares held by Stephens Investment LLC and has the right to acquire beneficial ownership of 30,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(11)	William H. Sutton owns 26,658 shares of Class A Common Stock and has the right to acquire beneficial ownership of 36,698 shares pursuant to currently exercisable options granted under Company stock option plans.

(12)	J.C. Watts, Jr. owns 11,536 shares of Class A Common Stock in trust and has the right to acquire beneficial ownership of 25,000 shares pursuant to currently exercisable options granted under Company stock option plans.

(13)	The shares in which William Dillard, II, Alex Dillard and Mike Dillard are deemed to have a beneficial interest due to their respective relationships with W. D. Company, Inc. and certain trusts have been included in this computation only once and were not aggregated for such purpose.

(14)	Includes the right to acquire beneficial ownership of 4,085,319 shares pursuant to currently exercisable options granted under Company stock option plans.

PROPOSAL 1. ELECTION OF DIRECTORS

Class A stockholders are entitled to vote for the election of four Directors and Class B Stockholders are entitled to vote for the election of eight Directors. Directors are to be elected at the annual meeting for a term of one year and until the election and qualification of their successors. Once elected, our Directors have no ongoing status as “Class A” or “Class B” Directors and have the same duties and responsibilities to all stockholders. The Proxies solicited hereby will be voted “FOR” the election as Directors of the 12 persons hereinafter identified under “Nominees for Election as Directors” if not specified otherwise. Management does not know of any nominee who will be unable to serve, but should any nominee be unable or decline to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute or substitutes.

In 1998, the Company adopted a resolution amending its by-laws to provide that nominations to represent Class A stockholders shall be of independent persons only. For these purposes, “independent” shall mean a person who: (i) has not been employed by the Company or an affiliate in any executive capacity within the last five years; (ii) was not, and is not a member of a corporation or firm that is one of the Company’s paid advisers or consultants; (iii) is not employed by a significant customer, supplier or provider of professional services; (iv) has no personal services contract with the Company; (v) is not employed by a foundation or university that receives significant grants or endowments from the Company; (vi) is not a relative of the management of the Company; (vii) is not a shareholder who has signed shareholder agreements legally binding him to vote with management; and (viii) is not the chairman of a company on which Dillard’s, Inc. Chairman or Chief Executive Officer is also a board member.

All of the nominees to represent Class A stockholders listed below qualify as independent persons as defined in the above resolution.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION AS DIRECTORS OF THE 12 PERSONS HEREINAFTER IDENTIFIED.

NOMINEES FOR ELECTION AS DIRECTORS

The following table briefly indicates the name, principal occupation and age of each nominee, as well as the year each nominee first was elected as a Director. The table also indicates which class of common stock that each nominee will be representing.

Name	Age	Principal Occupation	Director Since	Class
Robert C. Connor	66	Investments, Dallas, Texas	1987	B

Drue Corbusier	61	Executive Vice President of the Company	1994	B

Alex Dillard	58	President of the Company	1975	B

Mike Dillard	56	Executive Vice President of the Company	1976	B

William Dillard, II	63	Chief Executive Officer of the Company	1967	B

James I. Freeman	58	Senior Vice President and Chief Financial Officer of the Company	1991	B

James A. Haslam, III	54	President and Chief Executive Officer of Pilot Travel Centers, LLC, Knoxville, TN	—	A

Peter R. Johnson	60	Chairman, PRJ Holdings, Inc., San Francisco, California	2004	B

R. Brad Martin	56	Chairman of RBM Venture Company, Memphis, TN	—	A

Frank R. Mori	67	Co-Chief Executive Officer and President of Takihyo, Inc., New York, NY	—	A

Warren A. Stephens	51	President and Chief Executive Officer of Stephens Inc. and Co-Chairman of SF Holding Corp., Little Rock, AR	2002	B

Nick White	63	President & Chief Executive Officer, White & Associates, Rogers, AR	—	A

The following nominees for director also hold directorships in the designated companies:

Name	Director of
William Dillard, II	Acxiom Corporation and Barnes & Noble, Inc.

James A. Haslam, III	Anderson Media Corporation, First Horizon National Corporation and Ruby Tuesday, Inc.

R. Brad Martin	First Horizon National Corporation, Gaylord Entertainment, Inc. and Lululemon Athletica

Warren A. Stephens	ACA Capital Holdings and Stephens Inc.

Nick White	Pep Boys-Manny, Moe & Jack

The business associations of the nominees as shown in the table under “Nominees for Election as Directors” have been continued for more than five years, except for the following: Mr. Martin retired as Chairman of the Board of Saks Incorporated in May 2007. Prior to January 2007, Mr. Martin was Chairman of the Board and

Chief Executive Officer of Saks. Each nominee for Director was elected to the Board of Directors at the annual meeting of stockholders held May 19, 2007, except for James A. Haslam, III, R. Brad Martin, Frank R. Mori and Nick White.

The Board of Directors met four times during the Company’s last fiscal year, on February 24, May 19, August 25 and November 17, 2007.

Audit Committee members are Robert C. Connor, Chairman, John Paul Hammerschmidt, Peter R. Johnson and J.C. Watts, Jr. The Audit Committee held thirteen meetings during the year.

The Stock Option and Executive Compensation Committee members are Robert C. Connor, Will D. Davis, Chairman and Warren A. Stephens. The Stock Option and Executive Compensation Committee held three meetings during the year.

Dillard’s, Inc. qualifies as a “controlled company” under the corporate governance rules of the New York Stock Exchange due to the ownership by W.D. Company of shares of Class B Common Stock allowing it to cast more than 50% of votes eligible to be cast for the election of two-thirds of the Directors of the Company that are elected by Class B Stockholders. In accordance with a provision in NYSE rules for controlled companies, the Company has elected not to comply with NYSE corporate governance rules that provide for (i) a majority of independent directors or (ii) a nominating/corporate governance committee comprised solely of independent directors. However, the Stock Option and Executive Compensation Committee has adopted a written charter and otherwise complies with the requirements of NYSE Rule 303A.05, “Corporate Governance Standards for Compensation Committees.”

Based on the foregoing exemption for controlled companies, the Company is not required to and does not have a nominating/corporate governance committee.

On March 17, 2008, an affiliate of Barington Capital Group, L.P. (“Barington”) delivered to the Company a notice of its intention to nominate certain persons for election as directors to the Board. This notice and related SEC filing indicated that Barington, Clinton Group, Inc. and RJG Capital Management, LLC, together with certain of their affiliates (collectively, the “Investors”), intended to nominate a slate of four individuals (James A. Mitarotonda, Charles M. Elson, Eric S. Salus and Mr. White) to stand for election as Directors by the Class A stockholders of the Company.

On April 1, 2008, the Company and the Investors entered into an agreement (the “Agreement”) with respect to the election of certain Directors for the 2008 Annual Meeting of Shareholders and certain other related matters. Pursuant to the terms of the Agreement, the Company has nominated Mr. Haslam, Mr. Martin, Mr. Mori and Mr. White (together, the “Class A Nominees”) for election as Directors by the Class A stockholders. In connection with discussions concerning the Agreement, Mr. Mori and Mr. White were recommended to the Company for nomination as Class A Nominees by the Investors and Mr. Haslam and Mr. Martin were recommended to the Company for nomination as Class A Nominees by Southeastern Asset Management Company. As part of the Agreement, each of the Investors agreed (i) to withdraw its notice of nominations and its demand to inspect certain of the Company’s books and records and (ii) to vote in favor of the Class A Nominees at the 2008 Annual Meeting and against any stockholder nominations for director which are not approved and recommended by the Board (provided that the slate of directors nominated and recommended by the Board includes the Class A Nominees). The Company also agreed to propose and support the selection by the full board of at least one of these individuals to serve on the Company’s Audit Committee and Stock Option and Executive Compensation Committee. In the event that either Mr. Mori or Mr. White is unable or unwilling to serve as Director, the Agreement provides that the Investors may nominate one or more substitute nominees, provided that such substitute nominee is approved by the Company (such approval not to be unreasonably withheld or delayed). In addition, pursuant to the Agreement, the Company agreed to reimburse the Investors for documented expenses in connection with their nominations, contemplated proxy solicitation and related filings, up to a maximum amount of $200,000.

Will Davis, John Paul Hammerschmidt, William Sutton and J. C. Watts are not standing for re-election at the 2008 annual meeting.

All of the nominees for Director (except for the Class A Nominees, each of whom is being nominated to the Board of Directors for the first time) attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the board on which they served. Dillard’s, Inc. has a policy, which encourages each board member to attend the annual stockholders’ meeting. Each member of the Board of Directors who was in office at such time was in attendance at the annual meeting of stockholders on May 19, 2007.

The Board has determined that each of the Class A Nominees, as well Robert C. Connor, Peter R. Johnson and Warren Stephens who serve as Class B Directors, qualify as independent directors in accordance with the NYSE corporate governance rules. In making its independence determinations, the Board considered the following relationship with the Company and determined such relationship was not material and would not affect the director’s independence: Payments made by the Company for advertising to newspapers owned by Stephens Media Group. These payments were less than 5% of Stephens Media Group’s annual revenue.

Inasmuch as 2007 presiding Non-Management Director Will Davis is not standing for election to the Board this year, the non-management directors will decide at their next meeting how they wish to comply with NYSE corporate governance standards relating to executive sessions held by non-management directors. You may contact any Board member, or the entire Board, at any time. Your communication should be sent to the “Presiding Member of Non-Management Members of the Board of Directors” or “Non-Management Members of the Board of Directors” at 1600 Cantrell Road, Little Rock, AR 72201.

The Board has adopted Corporate Governance Guidelines, and each of the Audit Committee and Compensation Committee has adopted a written charter. The Board has also adopted a Code of Conduct that applies to all Company employees including the Company’s Directors, CEO and senior financial officers. The current version of these corporate governance documents is available free of charge on the Company’s Web site at www.dillards.com and are available in print to any shareholder who requests copies by contacting Julie J. Bull, Director of Investor Relations, at 1600 Cantrell Road, Little Rock, AR 72201.

The following table summarizes the compensation paid by the Company to nonemployee Directors for the fiscal year ended February 2, 2008:

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robert C. Conner	$91,000	$74,400	$—	$—	$—	$—	$165,400
Will D. Davis	78,000	74,400	—	—	—	—	152,400
John Paul Hammerschmidt	68,000	74,400	—	—	—	—	142,400
Peter R. Johnson	68,000	74,400	—	—	—	—	144,900
Warren A. Stephens	58,000	74,400	—	—	—	—	132,400
William H. Sutton	52,500	74,400	—	—	—	—	126,900
J.C. Watts, Jr.	67,000	74,400	—	—	—	—	143,900

Nonemployee Directors receive an annual cash retainer of $45,000 as well as 2,000 shares of the Company’s Class A Common Stock. Committee chairmen receive an additional annual retainer of $20,000. Nonemployee

Directors receive $2,500 for each board meeting or audit committee meeting attended in person; $1,500 for other committee meetings attended in person and $500 for each telephonic board or committee meeting. The amounts in the “Stock Awards” column represent the compensation expense recognized in fiscal 2007 for financial statement purposes under Financial Accounting Standards Board Statement on Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments (“SFAS 123(R)”), and is equal to the closing market price of 2,000 shares on the date of grant.

Dillard’s, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy

The Stock Option and Executive Compensation Committee (the “Compensation Committee” or the “Committee”) of our Board of Directors, which is composed of directors who are independent as defined under the listing standards of the New York Stock Exchange, has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The Committee strives to ensure that the total compensation paid to executive officers is fair, reasonable and competitive.

The Committee evaluates both performance and compensation to ensure that we maintain the ability to attract and retain qualified management personnel and that compensation provided to those employees remains competitive relative to the compensation paid by our competitors. The Compensation Committee strives to achieve this objective by providing compensation packages that include a base salary, performance-based incentive bonuses and equity-based compensation.

The Committee annually reviews compensation packages and amounts paid by our primary competitors and other family-founded and family-managed companies in structuring elements to be included in our compensation packages and determining compensation amounts. This review, along with the independent judgment exercised by members of the Committee, guides the Committee’s decisions regarding the allocation of compensation amounts between long-term and currently paid compensation, and the allocation between cash and non-cash amounts. The Compensation Committee attempts to devise these allocations along percentages generally comparable to our competitors while adhering to the underlying principles and objectives of our compensation policies.

In administering our compensation package, the Compensation Committee attempts to foster a pay-for-performance culture providing executives with the opportunity to increase their level of overall compensation based on the company’s achievement of profitability. The specific aspects of corporate performance that are generally considered when determining our compensation policies include stock performance during the fiscal year, sales growth (both overall sales and same store sales), and growth in margins and pre-tax income. Specifically, the award of annual cash performance bonuses is based on a formula tied to the company’s realization of pre-tax income and increases in pre-tax income over the past fiscal year. Performance bonuses were paid under this formula during each of our prior six fiscal years excluding only the 2003 fiscal year.

We believe that our compensation packages, and each individual element included, are competitive in our industry. Our programs are designed to allow our executives the opportunity to both increase their annual cash compensation through performance based bonuses and to capitalize on any increases in our stock price resulting from the company’s success.

Our Compensation Committee’s Charter is available on our website at www.dillards.com.

Role of Executive Officers in Compensation Decisions

Our chief executive officer, president and chief financial officer provide input to the Compensation Committee regarding Company performance. However, the Committee exercises complete discretion in making all compensation decisions regarding cash compensation and equity awards for all of our executive officers.

Objectives, Purposes and Rewards of Our Compensation Program

Our compensation program is designed to maintain our competitive position in our industry by providing benefits equivalent to those offered by our leading competitors. The program’s objectives are to:

•

Provide compensation opportunities that are equivalent to those offered by comparable companies, thereby allowing the Company to compete for and retain talented executives who are critical to our long-term success;

•	Motivate executive officers by rewarding them for attainment of profitability of the Company; and

•

Align the interests of executives with the long-term interests of stockholders by awarding equity-based compensation in the form of stock option grants and participation in retirement, stock option and stock bonus plans encouraging stock ownership by our executives.

We have designed our compensation programs to attract, retain and motivate talented individuals and encourage these individuals to engage in behaviors necessary to enable us to succeed in creating shareholder value in a highly competitive marketplace. We choose to pay each separate element of our compensation package with the intent of rewarding certain behaviors believed to be beneficial to the Company and to accomplishing specific purposes, as described below.

Base Salary is designed to:

•	Reward competencies of our executives relative to skills, position and contributions to the success of our Company; and

•

Provide a level of annual cash compensation competitive with the marketplace that recognizes contributions to the overall success of the Company and provides the potential to enjoy annual increases reflecting those contributions.

Annual Cash Performance Bonuses are designed to:

•	Motivate employees to assist in the attainment of profitability; and

•

Foster a pay for performance culture that aligns our overall compensation programs with our business strategy and rewards employees for their contributions towards our goal of increasing profitability.

Equity-Based Compensation awards are designed to:

•	Link compensation rewards to the creation of shareholder wealth; and

•	Encourage our management to work together for the common good by associating a material portion of compensation to the value of our common stock.

Pension Plan benefits are designed to:

•	Provide competitive incentives to our executive officers to focus on long-term success of the Company; and

•	Provide a secure retirement after a long and productive career with the Company.

The use of these programs enables us to reinforce our pay for performance philosophy as well as strengthen our ability to attract and retain highly qualified executives. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention.

Role of Comparable Company Analysis in our Compensation Decisions

In order to develop a competitive compensation package for our executive officers, the Compensation Committee compares our compensation package with those of a comparison group of companies. The comparison group is composed of department stores, specialty stores and other public companies that were family-founded and continue to be family-managed. A complete listing of the companies in the comparison group appear below:

Abercrombie & Fitch Co.	The McGraw-Hill Companies, Inc.	Stein Mart, Inc.
Aeropostale, Inc.	The Men’s Wearhouse, Inc.	The Talbots, Inc.
Charming Shoppes, Inc.	Nordstrom, Inc.	The Bon Ton Stores, Inc.
Chico’s FAS, Inc.	Restoration Hardware, Inc.	The Gap, Inc.
The Children’s Place Retail Stores, Inc.	Retail Ventures, Inc.	The TJX Companies, Inc.
Handleman & Company	SAKS Incorporated	Tiffany & Co.
J.C. Penney Company, Inc	Shoe Carnival, Inc.	Wet Seal, Inc.
Macy’s, Inc.	Starbucks Corporation	Williams-Sonoma, Inc.

The Compensation Committee believes that the companies in the comparison group are comparable to the Company in operations, management style and culture. Not all of the companies in our comparison group are included in the Standard & Poor’s Supercomposite Department Stores Index. Although the Compensation Committee has made these comparisons, it also has considered that as the Company has grown in size, the number of senior executives has not grown proportionately, so that the number of senior executives retained by the Company is generally lower than the number of senior executives at other companies of similar size.

Specific Elements of Our Compensation Program

Base Salary

Our executive officers receive a base salary established by the Compensation Committee on an annual basis. Base salaries are set at the discretion of the Compensation Committee and are not specifically related to any Company performance criteria, as are both the annual cash performance bonus and equity-based portions of the compensation program, which are discussed below. In establishing base salary levels, the Compensation Committee considers the aggregate compensation and benefits of the executive officers and bases any increase in salary on targets established by a regression analysis of salaries paid versus total revenues for our comparison group. The regression analysis relates each component of compensation expense to total revenue for each company in the comparison group and provides an expected level of aggregate compensation expense based on Dillard’s, Inc. total revenue. For fiscal 2007, the salaries set by the Compensation Committee were below the expected level of salaries produced by this analysis.

Adjustments to the base salary level may be made based on various factors, including comparisons to the comparative data and evaluation of the executive’s level of responsibility and experience as well as Company-wide performance. The Committee also considers the executive’s success in achieving business results, promoting our core values and demonstrating leadership. Previous compensation levels and awards are not taken into account in setting base salary; rather the Committee considers appropriate ranges of compensation given the level of position, and performance of the individual and the Company for the period under consideration. Finally, the Compensation Committee insures that the recommended level of base salary is less than the expected level of base salary produced by the regression analysis described above.

Annual Cash Performance Bonus

Our compensation program includes performance bonuses payable under our Senior Management Cash Bonus Plan to reward executive officers based on our performance and the individual executive’s contribution to that performance. Annual performance bonuses reflect a policy of requiring a certain level of financial and operational performance before any cash bonuses are earned by the named executive officers. Specifically, performance bonuses may be paid only if the company realizes positive net income before federal and state income taxes for the fiscal year, which we refer to as pre-tax income. The Compensation Committee, within 90 days after the start of a fiscal year and in its sole discretion, designates those individuals in senior management eligible to receive a cash performance bonus. Bonuses are paid at the conclusion of the fiscal year from a bonus pool, which is equal to the sum of (a) 1 1/2 % of the Company’s pre-tax income for the fiscal year, plus (b) 3 1/2% of the increase in pre-tax income over the prior fiscal year. When the Compensation Committee designates the individuals eligible to participate in the cash performance bonus program, it also designates the maximum percentage of the bonus pool each individual will be entitled to receive. The Compensation Committee retains the discretion to reduce or eliminate any bonuses that might otherwise be due under the terms of the plan. The Compensation Committee cannot, however, increase the amounts payable under this plan. In fiscal 2006, we realized pre-tax income of $266,226,000, and a bonus pool of $8,558,000, all of which was paid out. In fiscal 2007, the Company experienced a pre-tax income of $66,771,000 and no increase in pre-tax income. This resulted in a total available bonus pool of $1,002,000. However, the Compensation Committee eliminated the bonus award for fiscal 2007.

Equity-Based Compensation

We believe that equity ownership in our Company is important to tie the ultimate level of an executive officer’s compensation to the performance of our stock and stockholder gains while creating an incentive for sustained growth. To meet these objectives, each member of our senior management team receives equity-based compensation in the forms described below. In determining the appropriate amounts of equity-based compensation to be granted during any fiscal year, the Compensation Committee considers (1) the compensation practices of our comparison group, and (2) its own judgment as to the appropriate level of equity-based compensation for a company of our size and financial performance.

Stock Option Grants. Stock options may be awarded to our executive officers under our 2000 Incentive and Non-Qualified Stock Option Plan. These grants are used to provide long-term incentive compensation to our executive officers and tie the amount of compensation directly to the market performance of our stock. The exercise price for the options granted is 100% of the fair market value of the shares underlying such options on the date of grant and have value to the executive officers only if our stock price subsequently increases. No options were granted during our 2006 or 2007 fiscal years.

Retirement Plan. We offer a qualified defined contribution retirement plan that permits executives to make elective contributions to the plan of up to the lesser of $15,500 ($20,500 if the executive is at least 50 years old) or 75% of eligible pay. Company matching contributions are calculated on the eligible executive’s first 6% of elective deferrals with the first 1% being matched 100% and the next 5% being matched 50%. All contributions are used to purchase company stock at market prices.

Stock Purchase Plan. The Dillard’s, Inc. Stock Purchase Plan allows executives to make contributions only to the extent that they were prevented from contributing to the Retirement Plan because of the nondiscrimination rules and dollar limitations of the Internal Revenue Code. Company matching contributions are calculated at 100% of eligible executive’s first 5% of elective deferrals. All contributions are used to purchase company stock at market prices.

Stock Bonus Plan. The Dillard’s, Inc. Stock Bonus Plan provides a stock grant award equal to 6% of each executive’s annual total cash compensation in excess of $15,000 (less applicable withholding) divided by the current fair market value per share on the date that the stock bonus is granted.

Pension Plan

We also maintain a non-qualified defined benefit pension plan for our executive officers. The plan provides an annual award at retirement based upon the level of each officer’s salary and bonus during the officer’s tenure as well as the total years of service provided to the Company. Specifically, the award is calculated by multiplying each officer’s years of service by 1.5% and multiplying the result by the average of the highest three years of each officer’s “pension earnings”. Pension earnings are defined as total salary plus total bonus minus the maximum wage base for FICA withholding in that year.

During 2007, the pension plan was amended to comply with the requirements of Section 409A of the Internal Revenue Code and Treasury Regulations. In addition, in order to provide for more stable retirement planning for the officers, the pension plan was amended to provide that the present value of the annual pension benefit determined as of the date of a change in control would be paid in a lump sum within 60 days of the change in control. All employees with a benefit accrued under the plan up to the date of the change in control are eligible and no further benefits are paid from the plan. For persons not yet eligible for early retirement there is a 2 1/2% reduction in the amount of annual pension benefit for each year or partial year between the person’s 65th birthday and the person’s attained age on the date of the change in control. The lump sum payment is further reduced if necessary to prevent them from becoming “parachute payments” under Section 280G of the Internal Revenue Code. Additional information about such lump sum payments, including how the present value would be determined and the estimated lump sum pension benefits that each named executive office would have received if a change in control were to have occurred on the last business day of the 2007 fiscal year is provided below under “Potential Payments upon Termination or Change in Control”.

Other Benefits

Health Insurance—We provide an enhanced health insurance plan to our executive officers. This plan provides for their physical well being and insures that they are able to devote their energies to the management of the Company.

Company Aircraft—Executive officers are allowed access to company owned aircraft for both business flights as well as personal use. This benefit increases the level of safety and security for the executive officers as well as allowing them to make better use of their time by being able to travel more efficiently. The Company reports imputed income for income tax purposes for the value of any personal use based upon the Standard Industry Fare Level (SIFL) in accordance with the Internal Revenue Code and Treasury Regulations. For purposes of the Summary Compensation Table below, the Company reports additional compensation for the executive officers based on the incremental cost for flights constituting personal use.

Relationship Among the Various Elements of Our Compensation Program

We have designed our compensation package in attempting to achieve our primary objectives of (a) attracting and retaining qualified personnel by providing compensation levels equivalent to those offered by comparable companies, (b) motivating our senior officers by rewarding them for attainment of profitability of the company, and (c) aligning the interests of executives with the long-term interests of stockholders by awarding equity-based compensation to executives as part of the compensation provided to them. Our Compensation Committee has determined that the various elements provided in our compensation program compliment one another in achieving these objectives. Specifically, the amount of compensation provided through our retirement, stock bonus and stock purchase plans is tied directly to the aggregate amount of cash compensation paid in the forms of salary and cash bonuses.

Because one of our primary objectives is to provide competitive total compensation packages on a current basis, the Compensation Committee, in establishing current year compensation amounts, does not consider amounts realized or realizable from prior equity-based compensation grants.

Compensation Benchmarking

An important component of setting and structuring compensation for our executive officers is determining the compensation packages offered by our leading competitors. While we do not specifically benchmark our compensation to these or other companies, our Compensation Committee annually performs a compensation regression analysis to companies in our comparable group, as described above, and periodically does surveys the compensation practices of those companies to assess our competitiveness. In doing so, we take into account factors such as the relative financial performance of those companies and various factors that differentiate us from those companies.

Tax Deductibility of Executive Compensation

Within our performance-based compensation program, we aim to compensate our executive officers in a manner that is tax effective, but we do not let tax considerations drive compensation decisions. Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to publicly-held corporations for compensation in excess of $1,000,000 paid for any fiscal year to the corporation’s chief executive officer or to any of its other three most highly compensated officers other than its chief executive officer or chief financial officer. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The policy of the Compensation Committee in the past has been to attempt to structure the compensation of our executive officers to avoid the loss of the deductibility of any compensation, even though Section 162(m) does not preclude the payment of compensation in excess of $1,000,000. In fiscal 2007, no executive officer was paid amounts for which Section 162(m) of the Internal Revenue Code would disallow an income tax deduction for the company.

In certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to assure competitive total compensation for our executive officers.

Other Compensation Considerations

Severance and Change in Control Arrangements. We have not entered into agreements or arrangements to provide severance or change-in-control payments to any of our executives, other than the recent changes to the Company’s pension plan described above. Our past practice has not included the payment of severance or change-in-control payments to any executives.

Compensation Recovery Policy. The Compensation Committee does not have a specific policy on seeking reimbursement of compensation awards. However it will evaluate on a case by case basis whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in material misconduct that caused, or partially caused, a restatement of financial results.

Stock Option Practices

Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. As described above, stock options may be awarded to our executive officers under our 2000 Incentive and Non-Qualified Stock Option Plan. The exercise price for the options granted is 100% of the fair market value of the shares underlying such options on the date of grant and have value to the executive officers only if our stock price increases. The determination of whether to grant these awards to specific individuals, and the amount and timing of any such grants, is made in the sole discretion of the Compensation Committee. We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information or after announcement of unfavorable information. Compensation Committee meetings are held at least once annually. The timing of the grants is determined by the Compensation Committee. There are times when the Compensation Committee may grant stock options after quarter end and quarterly reports are filed with the SEC.

Our executive officers, and primarily our chief executive officer, participate to a limited extent in the granting of stock options by recommending the granting of options to non-executive employees. The decision of whether to grant options, however, is left solely to the Compensation Committee.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Dillard’s, Inc. 2008 Annual Meeting of Shareholders Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”). Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Proxy Statement.

Robert C. Connor

Warren A. Stephens

Will D. Davis, Chairman

EXECUTIVE COMPENSATION

The following table summarizes the total compensation earned or paid to the Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company. These officers are referred to as NEOs in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
William Dillard, II	2007	$810,000	$—	$196,346	$—	$—	$1,569,288	$219,702	$2,795,336
Chief Executive Officer	2006	770,000	2,482,055	80,567	—	—	921,260	127,634	4,381,516

Alex Dillard	2007	720,000	—	190,946	—	—	1,065,809	211,229	2,187,984
President	2006	680,000	2,482,055	75,167	—	—	793,407	98,320	4,128,949

Mike Dillard	2007	610,000	—	107,386	—	—	398,587	125,929	1,241,902
Executive Vice President	2006	580,000	1,198,234	48,494	—	—	415,505	71,893	2,314,126

Drue Corbusier	2007	580,000	—	105,517	—	—	1,178,938	124,317	1,988,772
Executive Vice President	2006	540,000	1,198,234	48,586	—	—	503,448	74,599	2,364,867

James I. Freeman	2007	610,000	—	107,386	—	—	550,141	121,571	1,389,098
Senior Vice President and Chief Financial Officer	2006	580,000	1,198,234	50,778	—	—	279,508	72,333	2,180,853

(1)	Reflects the compensation expense recognized in fiscal 2007 and 2006 for financial statement purposes under SFAS 123(R) relating to stock grant awards pursuant to the Company’s Stock Bonus Plan.

(2)	Reflects the increase in the present value of the accumulated benefit under the Corporate Officers Non-Qualified Pension Plan.

(3)	Other compensation includes amounts contributed to the Company’s Retirement Plan for the benefit of the NEOs, the incremental cost to the Company for personal use of Company aircraft by NEOs as well as the amount of premiums paid for health insurance for the NEOs as detailed in the table below:

	All Other Compensation
	Retirement Plan	Airplane Use	Insurance	Total
William Dillard, II	$164,372	$24,038	$31,292	$219,702
Alex Dillard	159,872	20,065	31,292	211,229
Mike Dillard	90,239	4,398	31,292	125,929
Drue Corbusier	88,681	23,657	11,979	124,317
James I. Freeman	90,239	0	31,332	121,571

2007 Grants of Plan-Based Awards

The Company granted the awards below pursuant to the Stock Bonus Plan:

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
William Dillard, II	March 7, 2007							1,596			$80,567
Alex Dillard	March 7, 2007							1,489			75,167
Mike Dillard	March 7, 2007							908			48,587
Drue Corbusier	March 7, 2007							1,054			48,493
James I. Freeman	March 7, 2007							1,111			50,778

The stock grant awards reflected in the table are not subject to vesting.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table sets forth information concerning stock options held by NEOs as of February 2, 2008:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares Or Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William Dillard, II	500,000	(1)	—		$25.740	1/24/2016
	285,197	(2)	—		$25.950	5/14/2009
	127,683	(3)	—		$26.230	5/24/2011

Alex Dillard	283,510	(4)	—		$26.195	5/14/2009
	500,000	(1)	—		$25.740	1/24/2016
	127,207	(5)	—		$26.455	5/24/2011

Mike Dillard	61,559	(6)	—		$26.570	5/24/2011
	142,740	(2)	—		$25.950	5/14/2009
	300,000	(1)	—		$25.740	1/24/2016

Drue Corbusier	141,905	(2)	—		$25.950	5/14/2009	—	—	—	—
	23,781	(7)	—		$24.730	5/24/2011
	34,139	(2)	—		$25.950	5/24/2011
	300,000	(1)	—		$25.740	1/24/2016

James I. Freeman	129,471	(8)	—		$30.470	5/14/2009	—	—	—	—
	300,000	(1)	—		$25.740	1/24/2016

(1)	Stock options were vested 100% upon grant on January 24, 2006.

(2)	Stock options were vested 100% upon grant on January 20, 2006

(3)	Stock options were vested 100% upon grant on January 12, 2005.

(4)	Stock options were vested 100% upon grant on January 13, 2006.

(5)	Stock options were vested 100% upon grant on January 11, 2005.

(6)	Stock options were vested 100% upon grant on January 13, 2005.

(7)	Stock options were vested 100% upon grant on March 12, 2002.

(8)	Stock options were vested 100% upon grant on June 4, 2002.

2007 Option Exercises and Stock Vested

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
William Dillard, II			1,596	$80,567
Alex Dillard			1,489	75,167
Mike Dillard			908	48,587
Drue Corbusier			1,054	48,493
James I. Freeman			1,111	50,778

(1)	The number of shares reflected as underlying Stock Awards in the table represent grants during 2007 of stock grant awards pursuant to the Company’s Stock Bonus Plan. These awards are not subject to vesting and, accordingly, are treated in this table as having “vested” upon grant. The amounts reflected as “Value Realized on Vesting” represent the market value of the shares on the date of grant.

2007 Pension Benefits

The following table discloses the pension benefits and other information as of February 2, 2008 for the NEOs pursuant to the Company’s Corporate Officers Non-Qualified Pension Plan: The calculation of benefits under the pension plan is discussed in the Pension Plan portion of the Compensation Discussion and Analysis. The methodology and material assumptions used in quantifying the present value of the accumulated benefit are disclosed in Note 9 to the audited financial statements filed in the Company’s annual report on Form 10-K for the fiscal year ended February 2, 2008.

Name (a)	Plan Name (b)	Number of Years Credited Service (c)	Present Value of Accumulated Benefit (d)	Payments During Last Fiscal Year (e)
William Dillard, II	Corporate Officers Non-Qualified Pension Plan	39	$17,718,818	$—

Alex Dillard	Corporate Officers Non-Qualified Pension Plan	36	11,811,549	—

Mike Dillard	Corporate Officers Non-Qualified Pension Plan	36	5,945,538	—

Drue Corbusier	Corporate Officers Non-Qualified Pension Plan	39	8,774,097	—

James I. Freeman	Corporate Officers Non-Qualified Pension Plan	20	3,366,332	—

Potential Payments Upon Termination or Change-in-Control

As discussed in the Pension Plan portion of the Compensation Discussion and Analysis, the Company’s pension plan was amended in 2007 to provide for a lump sum payment to be paid to participants within 60 days of a change-in-control of the Company. All employees with a benefit accrued under the plan up to the date of the change in control are eligible and no further benefits would be paid from the plan. The table below details the benefits that would be paid to the named executive officers, assuming a change-in-control occurred on February 2, 2008, the last day of fiscal 2007. The lump sum payment is equal to the present value of the annual pension benefit determined as of the date of the change in control. As discussed in the Compensation Discussion and Analysis, the amount of the lump sum payment is reduced in particular situations. For purposes of determining the lump sum payment, present value is determined by using the interest rate determined under Section 417(e) of the Internal Revenue Code for the month of December preceding the calendar year in which the change in control occurs and by using for post-retirement mortality the 1994 Group Annuity Reserving Mortality Table projected to 2002 based on a fixed blend of 50% of the uploaded male mortality rates and 50% of the uploaded female mortality rates.

Lump Sum Payment
William Dillard, II	$22,949,541
Alex Dillard	20,954,039
Mike Dillard	11,612,691
Drue Corbusier	12,389,685
James I. Freeman	5,996,264

CERTAIN RELATIONSHIPS AND TRANSACTIONS

William Dillard, II, Drue Corbusier, Alex Dillard and Mike Dillard are siblings.

Denise Mahaffy, a Vice President of the Company, is a sibling of William Dillard, II, Drue Corbusier, Alex Dillard and Mike Dillard. For fiscal 2007, the Company paid Denise Mahaffy total salary and bonus of $550.000. During fiscal 2007, the Company also made defined contributions for the benefit of Denise Mahaffy in the amount of $58,014 pursuant to its benefit plans. William Dillard, III, a Vice President of the Company, is the son of William Dillard, II. For fiscal 2007, the Company paid William Dillard, III total salary and bonus of $450,000. During fiscal 2007, the Company also made defined contributions for the benefit of William Dillard, III in the amount of $45,427 pursuant to its benefit plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Class A Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of stock of the Company.

To the Company’s knowledge, based solely on a review of copies of reports provided by such individuals to the Company and written representations of such individuals that no other reports were required, during the fiscal year ended February 2, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. Each of the members of the Audit Committee qualifies as an “independent” director under the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange listing standards relating to audit committees. The Board of Directors has determined that Peter R. Johnson is an audit committee financial expert and is independent of management as defined by rules of the Securities and Exchange Commission. The designation as an audit committee financial expert does not impose any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed by being a member of the audit committee or board of directors. The Audit Committee held eleven meetings during the year.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended February 2, 2008 with management and the independent auditors, Deloitte & Touche LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The discussions with Deloitte & Touche LLP included the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), the standards of the Public Company Accounting Oversight Board and Rule 2-07 of regulation S-X of the Securities Act of 1933, as amended. Also Deloitte & Touche LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditor’s independence.

Based upon the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the year ended February 2, 2008 and that Deloitte & Touche LLP be appointed independent auditors for the Company for 2008.

Robert C. Connor, Chairman

John Paul Hammerschmidt

Peter R. Johnson

J.C. Watts, Jr.

PROPOSAL 2. RATIFICATION OF THE SELECTION OF THE COMPANY’S

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors recommends to the stockholders that they ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending January 31, 2009.

In the event that the stockholders fail to ratify the appointment, the Audit Committee will consider the view of the stockholders in determining its selection of the Company’s independent public accountants for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and the stockholders.

A representative of Deloitte & Touche LLP will be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” PROPOSAL NO. 2.

INDEPENDENT ACCOUNTANT FEES

The following table summarizes the fees billed by Deloitte & Touche LLP for the past two years for audit and other related fees:

	2007		2006
Audit Fees	$2,025,000		$1,810,000
Audit Related Fees	41,200	(1)	28,800	(1)
Tax Fees	0		0
All Other Fees	0		0

	$2,066,200		$1,838,800

(1)	Includes audits of Company sponsored employee benefit plans.

The policy of the Audit Committee requires it to pre-approve all audit and non-audit services to be performed by the independent accountant. During 2007, the Audit Committee approved all of the services described above under the captions “Audit Fees”, “Audit Related Fees,” “Tax Fees” and “All Other Fees” in accordance with this policy.

OTHER MATTERS

Management of the Company knows of no other matters that may come before the annual meeting. However, if any matters other than those referred to herein should properly come before the annual meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxy in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

The Company’s annual meeting of stockholders in 2009 is scheduled to be held on Saturday, May 16, 2009. If a stockholder intends to submit a proposal to be included in the Company’s proxy statement and form of proxy relating to the Company’s 2009 annual meeting of stockholders in accordance with Securities and Exchange Rule 14a-8, the proposal must be received by the Company at its principal executive offices not later than December 24, 2008. Such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement and related form of proxy for the annual meeting of shareholders in 2009.

Under the Company’s Bylaws, if a stockholder intends to submit a proposal at the annual meeting of stockholders in 2009, and such proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to such meeting pursuant to SEC Rule 14a-8, the stockholder’s notice of such proposal (including certain information specified in the Bylaws) must be received by the Company’s Secretary at the principal executive office of the Company no earlier than January 17, 2009 and no later than February 16, 2009. If a stockholder fails to submit the proposal within such time period, the proposal will not be considered at the annual meeting of stockholders in 2009.

GENERAL

The Company’s annual report for the fiscal year ended February 2, 2008 is being mailed with this Proxy Statement but is not to be considered as a part hereof. These materials are also available at http: //investor.shareholder.com/dillards/annuals.cfm

In some cases, where there are multiple stockholders at one address, only one annual report and proxy statement will be delivered, a procedure referred to as “householding.” Each stockholder will continue to receive a separate proxy card.

Stockholders who hold positions in street name through a broker or other nominee should contact their broker or nominee if they have questions, require additional copies of the proxy statement or annual report, or wish either to give instructions to household or to revoke their decision to household.

Registered stockholders who own stock in their own name through certificate and have questions about householding, can contact the Company’s stock transfer agent, Registrar and Transfer Company, by phone at 800-368-5948 or by E-mail, info@rtco.com.

The material in this proxy statement under the captions “Compensation of Directors and Executive Officers—Report of the Stock Option and Executive Compensation Committee,” “—Company Performance,” and “Audit Committee Report” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND

EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER WHOSE PROXY IS SOLICITED UPON WRITTEN REQUEST TO:

DILLARD’S, INC.

Post Office Box 486

Little Rock, Arkansas 72203

Attention: James I. Freeman,

Senior Vice President,

Chief Financial Officer

By Order of the Board of Directors

PAUL J. SCHROEDER, JR.

Vice President, General Counsel,

Secretary

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Dillard’s, Inc.
Post Office Box 486
Little Rock, Arkansas 72203	PROXY	The undersigned hereby appoints
Telephone No.(501)376-5200

William Dillard, II and Paul J. Schroeder, Jr., or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, to represent and vote, as designated below, all the shares of the Class A Common Stock of Dillard’s, Inc., held of record by the undersigned on March 31, 2008, at the annual meeting of stockholders to be held on May 17, 2008, or any postponement or adjournment thereof.

1. ELECTION OF DIRECTORS.	☐ FOR all Class A nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all Class A Nominees.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

Class A Nominees

James A. Haslam, III * R. Brad Martin * Frank R. Mori * Nick White

The Board of Directors of the Company recommends voting FOR this proposal

2.	RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2008.

The Board of Directors of the Company recommends voting FOR this proposal

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: , 2008
Signature

Signature, if jointly held

PLEASE MARK, SIGN, DATE AND RETURN

THE PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Dillard’s, Inc.
Post Office Box 486
Little Rock, Arkansas 72203	PROXY	The undersigned hereby appoints
Telephone No.(501)376-5200

William Dillard, II and Paul J. Schroeder, Jr., or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, to represent and vote, as designated below, all the shares of the Class A Common Stock of Dillard’s, Inc., held of record by the undersigned on March 31, 2008, at the annual meeting of stockholders to be held on May 17, 2008, or any postponement or adjournment thereof.

1. ELECTION OF DIRECTORS.	☐ FOR all Class B nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all Class B Nominees.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

Class B Nominees

Drue Corbusier * Robert C. Connor * Alex Dillard * Mike Dillard * William Dillard II * James I. Freeman * Peter R. Johnson * Warren A. Stephens

The Board of Directors of the Company recommends voting FOR this proposal

2.	RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2008.

The Board of Directors of the Company recommends voting FOR this proposal

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: , 2008
Signature

Signature, if jointly held

PLEASE MARK, SIGN, DATE AND RETURN

THE PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.